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                                                                     Exhibit 3.1


                                [FORM OF RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.]

                                      *****

                  Pursuant to Sections 228, 242 and 245 of the
                General Corporation Law of the State of Delaware

         The undersigned William L. Rosoff, General Counsel of R.J. Reynolds Tobacco Holdings, Inc., (the "Corporation") certifies as follows:

          1. (a). The name of the Corporation is currently R.J. Reynolds Tobacco Holdings, Inc.

         (b) The Corporation was originally incorporated under the name R.J. Reynolds Industries, Inc. The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on March 4, 1970.

          2. The Certificate of Incorporation is hereby amended by striking out Articles I through VI thereof and by substituting new Articles First through Ninth which are set forth in the Restated Certificate of Incorporation below.

          3. The provisions of the Certificate of Incorporation of the Corporation as heretofore amended and/or supplemented, and as herein amended, are hereby restated and integrated into the single instrument entitled "Restated Certificate of Incorporation of R.J. Reynolds Tobacco Holdings, Inc." set forth below.

          4. The amendments and the restatement of the Restated Certificate of Incorporation certified herein have been duly adopted by the sole stockholder of the Corporation in accordance with the provisions of Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware.



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                                    RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF
                      R.J. REYNOLDS TOBACCO HOLDINGS, INC.

                                  ARTICLE FIRST

       The name of the Corporation is R.J. Reynolds Tobacco Holdings, Inc.

                                 ARTICLE SECOND

        The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE THIRD

        The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (the "DGCL").

                                 ARTICLE FOURTH

        The total number of shares of capital stock that the Corporation is authorized to issue is 340,000,000 shares of which 290,000,000 shares are Common Stock, par value $.01 each, and 50,000,000 shares are Preferred Stock, par value $.01 each (hereinafter referred to as "Preferred Stock"). The Corporation may issue the Preferred Stock from time to time in one or more series with such distinctive designations as may be stated in the resolution or resolutions providing for the issue of such stock from time to time adopted by the Board of Directors or a duly authorized committee thereof. The resolution or resolutions providing for the issue of shares of a particular series shall fix, subject to applicable laws and the provisions of this ARTICLE FOURTH, for each such series the number of shares constituting such series and the designations and powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors or a duly authorized committee thereof under



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the DGCL. The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock of the Corporation irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

                                  ARTICLE FIFTH

        The Board of Directors of the Corporation, acting by majority vote, may alter, amend or repeal the By-Laws of the Corporation. The stockholders may adopt, amend or repeal the By-Laws only with the affirmative vote of the holders of not less than 80% of the outstanding securities of the Corporation then entitled to vote thereon, voting together as a single class.

                                  ARTICLE SIXTH

        (1) The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Officers of the Corporation shall be elected by, or in the manner approved by, the Board of Directors.

        (2) The Board of Directors shall consist of not less than five nor more than twelve directors, with the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

        (3) The members of the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may reasonably be possible, of one-third of the total number of directors constituting the Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the year 2000 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the year 2001 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the year 2002 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly-created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as may reasonably be possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.



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        (4) Initial Directors. The names and mailing addresses of the persons who are to serve initially as directors in each Class are:

--------------------------------------------------------------------------------
                            Name                        Mailing Address
--------------------------------------------------------------------------------
Class I



--------------------------------------------------------------------------------
Class II



--------------------------------------------------------------------------------
Class III



--------------------------------------------------------------------------------

        (5) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide. Directors need not be stockholders.

        (6) Except as otherwise provided by law, vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly-created directorships resulting from any increase in the number of directors shall be filled only by a majority of the directors then in office (although less than a quorum) or by the sole remaining director and not by the stockholders, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

        (7) Each member of the Board of Directors shall have one vote on all matters presented to the Board of Directors, and a majority of the total number of directors at any time shall constitute a quorum for the transaction of business at that time. The Board of Directors may act by the unanimous written consent of the directors.

        (8) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of



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the resolution or resolutions adopted by the Board of Directors pursuant to
ARTICLE FOURTH applicable thereto, and such directors so elected shall not be subject to the provisions of this ARTICLE SIXTH unless otherwise provided in such resolution or resolutions.

                                 ARTICLE SEVENTH

        (1) To the fullest extent permitted by the DGCL as now in effect or as hereafter amended, no director or Continuing Director of the Corporation shall be liable for monetary damages for breach of fiduciary duty.

        (2) Each person who is or was a director or officer of the Corporation (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding (including an action, suit or proceeding by or in right of the Corporation), whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by the DGCL. The right to indemnification conferred in this ARTICLE SEVENTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by the DGCL. The right to indemnification conferred in this ARTICLE SEVENTH shall be a contract right.

        (3) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by the DGCL.

        (4) The Corporation shall have power to purchase and maintain insurance, at its expense, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify such person in any such capacity and whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.



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        (5) The rights and authority conferred in this ARTICLE SEVENTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-laws of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

        (6) Neither the amendment nor repeal of this ARTICLE SEVENTH, nor the adoption of any provision of this Certificate of Incorporation or the By-laws of the Corporation, nor, to the fullest extent permitted by the DGCL, any modification of law, shall eliminate or reduce the effect of this ARTICLE SEVENTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

                                 ARTICLE EIGHTH

        Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the DGCL and may not be taken by written consent of stockholders without a meeting.

                                  ARTICLE NINTH

        Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors, the President or the Secretary of the Corporation and may not be called by any other person. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereof, special meetings of holders of such Preferred Stock.



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        IN WITNESS WHEREOF, the undersigned has duly executed this Restated
Certificate of Incorporation as of June __, 1999.

                                      R.J. REYNOLDS TOBACCO HOLDINGS,
                                      INC.



                                      By:
                                          --------------------------------------
                                          Name:  William L. Rosoff
                                          Title: General Counsel



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